UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6 19, 2011, Lufkin Industries, Inc. (“Lufkin”) and its wholly-owned subsidiary Lufkin Pump Acquisition Ltd. (“Buyer”) entered into an asset purchase agreement (the “Agreement”) with (i) Quinn’s Oilfield Supply Ltd. (“Seller”), (ii) Quinn Pumps, Inc., (iii) Quinn Pumps [California] Inc., (iv) Grenco Energy Services Inc., (v) Grenco Energy Services Limited Partnership (each of the entities referenced in clauses (ii) through (v), the “Acquired Companies”), (vi) the owners of Seller listed therein and (vii) the Seller Representative named therein  Pursuant to the Agreement, Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, substantially all of the assets of Seller and all of the outstanding equity interests of the Acquired Companies.  Founded in 1965, Seller and the Acquired Companies manufacture, distribute, service and repair reciprocating rod pumps and progressing cavity pumps utilized by the energy industry through two manufacturing facilities located in Canada, one in the United States and 51 service locations in the oil and gas producing areas of North America.

As consideration for the purchased assets and the equity interests of the Acquired Companies, Lufkin will pay approximately $302.7 million in cash and assume trade payables and other specified liabilities, subject to certain working capital and capital expenditure adjustments.  Neither Lufkin nor any of its affiliates has had a material relationship with Seller or the Acquired Companies, other than in respect of the Agreement.

Completion of the transaction is conditioned upon: (1) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (2) other customary closing conditions.

The Board of Directors of Lufkin has authorized and approved the transactions contemplated by the Agreement.

The assertions and other statements or disclosures embodied in the representations, warranties and disclosures were made solely for purposes of the Agreement and may be subject to important qualifications and limitations or other factors agreed to by the parties in connection with negotiating the terms of the transaction.  Moreover, certain of these representations, warranties and disclosures may not be accurate and complete as of any specified date because they may be subject to contractual standards of materiality that differ from standards generally applicable to investors and have been used to allocate risk among the parties rather than to establish matters as facts or otherwise.  Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Agreement as statements of factual information.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  There can be no assurances that the transaction will be completed on the proposed terms or at all.

ITEM 7.01 Regulation FD Disclosure

On September 6, 2011, Lufkin issued a press release announcing that it entered into the Agreement.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

     Exhibit 2.1 Asset Purchase Agreement, dated as of September 6, 2011, by and among Lufkin Industries, Inc., Lufkin Pump Acquisition Ltd., Quinn’s Oilfield Supply Ltd., Quinn Pumps, Inc., Quinn Pumps [California] Inc., Grenco Energy Services Inc., Grenco Energy Services Limited Partnership, the owners of Seller listed therein and the Seller Representative named therein.

Exhibit 99.1 Press Release, dated September 6, 2011, issued by Lufkin Industries, Inc.

1. The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  September 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated as of September 6, 2011, by and among Lufkin Industries, Inc., Lufkin Pump Acquisition Ltd., Quinn’s Oilfield Supply Ltd., Quinn Pumps, Inc., Quinn Pumps [California] Inc., Grenco Energy Services Inc., Grenco Energy Services Limited Partnership, the owners of Seller listed therein and the Seller Representative named therein.

99.1	Press Release, dated September 6, 2011, issued by Lufkin Industries, Inc.